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                               PURCHASE AGREEMENT
                                       AND
                  AMENDMENT TO THE AMENDED AND RESTATED LIMITED
                    LIABILITY COMPANY OPERATING AGREEMENT OF
                          MARK GOODSON PRODUCTIONS, LLC


         THIS PURCHASE AGREEMENT AND AMENDMENT TO THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF MARK GOODSON PRODUCTIONS, LLC ("this Agreement"), effective as of the 1st day of January 1996, is by and between All American Communications, Inc., a Delaware corporation ("Buyer") and All American Goodson, Inc., a Delaware corporation ("AAG") on the one hand, The Interpublic Group of Companies, Inc. ("Interpublic") and its wholly-owned subsidiary, Infoplan International, Inc. on the other hand (collectively, "Sellers") and U.S. Trust Company of California, N.A. (the "Escrow Agent").


                              W I T N E S S E T H:


         A. WHEREAS, Sellers, Buyer and AAG are parties to an Amended and Restated Limited Liability Company Operating Agreement of Mark Goodson Productions, LLC (the "Company") dated as of October 6, 1995 (the "Amended Operating Agreement") (capitalized terms used herein without definition shall have the respective meanings set forth in the Amended Operating Agreement);


         B. WHEREAS, Sellers own in the aggregate a 50% Interest in the Company;
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         C. WHEREAS, Buyer has the benefit of certain rights to acquire Sellers'
Interests in the Company for cash pursuant to an Option Agreement dated as of October 6, 1995 (the "Option Agreement") and in lieu of acquiring such Interests pursuant to the Option Agreement, Buyer has agreed to purchase such Interests on the terms hereof and the parties have agreed to resolve all matters between the parties relating to the Company as provided herein; and

         D. WHEREAS, Sellers desire to sell to Buyer Sellers' Interests in the Company on the terms set forth herein;

         NOW THEREFORE, in consideration of the premises, the mutual promises herein contained and other good and valuable consideration had and received, the parties hereto mutually agree as follows:

         Section 1. Purchase and Sale.

         1.1 Upon and subject to the terms, conditions and other provisions hereinafter set forth, Sellers hereby agree to sell to Buyer the Interests of Sellers in the Company on the Release Date (as defined in Section 1.5 below) for a purchase price (the "Purchase Price") consisting of the following:

         A. $12,500,000 (the "Cash Portion"), plus interest accrued thereon at a rate of 7% per annum from January 1, 1996 to the Release Date;

         B. A subordinated note (the "$12,500,000 Note") in the amount of $12,500,000, bearing interest thereon at a


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     rate of 7% per annum from January 1, 1996 to the Maturity Date (as defined therein) in the form of Exhibit A hereto;

         C. A subordinated note in the amount of $2,800,409, bearing interest thereon at a rate of 7% per annum from January 1, 1996 to the Maturity Date (as defined therein) in the form of Exhibit B hereto (the "Subordinated Note"); and

         D. Within 30 days of the Release Date Buyer shall pay Interpublic $687,000, which amount represents the total tax distributions payable to Sellers under the Amended Operating Agreement for the period from October 6, 1996 to December 31, 1996 (the "Tax Payment"). The Tax Payment shall be credited against the principal balance of the Subordinated Note immediately upon such payment.

         1.2 Buyer's obligation to purchase and Sellers' obligation to sell the Interests on the Release Date shall be subject to the last to occur of (i) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), if any, with respect to the transaction, (ii) the receipt by Buyer of any necessary third-party approvals from the banks party to the Buyer's senior secured credit facilities, and (iii) confirmation of the absence of any injunction or restraining order prohibiting the purchase of the Interests. Upon request of Buyer, Sellers shall promptly take all action required to effect all necessary filings under the HSR Act. Sellers' obligation to sell its

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Interests on the Release Date shall be subject to the receipt of a release from
Chemical Bank acknowledging the termination of the Intercreditor Agreement and releasing Sellers from any liability thereunder.

         1.3 Unless the parties hereto agree in writing to a different time, place and/or date, an escrow closing shall take place at the principal offices of Buyer on the Closing Date.

         1.4 Buyer, AAG and Sellers hereby designate March 29, 1996 as the "Closing Date." On the Closing Date:

         1.4.1 Sellers (i) shall execute and deliver to the Escrow Agent such bills of sale, assignments, duly executed powers, and other instruments as shall be effective to vest in Buyer good, legal and valid title to the Interests free and clear of all liens, charges, encumbrances and/or equities of any kind whatsoever (other than liens, charges, encumbrances and/or equities created solely by actions of Buyer) and (ii) shall cause all of their respective designees to the Board of Directors (or equivalent body) of All American Television II, Inc., All American Fremantle II, Inc. and the Company to tender their resignations, effective on the Release Date.

         1.4.2 Buyer shall deliver to the Escrow Agent, by wire transfer of immediately available funds to an account designated by Interpublic on or before the Closing Date and maintained at the Escrow Agent, the Cash Portion. Subject to Section 1.7 hereof, interest earned on the Cash Portion from the

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Closing Date to the Release Date shall accrue to the benefit of Interpublic.

         1.4.3 Buyer shall deliver to the Escrow Agent duly executed subordinated notes substantially in the form of Exhibits A and B hereto.

         1.5 Upon satisfaction of the conditions specified in Section 1.2 hereof, Buyer and Interpublic shall promptly deliver instructions to the Escrow Agent (in one or several counterparts) authorizing and directing the Escrow Agent to release (A) the Cash Portion, the $12,500,000 Note and the Subordinated Note to Sellers, (B) the Bill of Sale and Assignment to Buyer and (C) executed copies of the other documents executed in connection with the transactions contemplated by this Agreement to each party hereto. The Escrow Agent shall comply with such instructions, absent manifest error. The date the Escrow Agent receives such instructions is referred to herein as the "Release Date". On the Release Date Buyer shall pay to Interpublic an amount equal to the interest accrued on the Cash Portion at a rate of 7% per annum from January 1, 1996 to the Release Date.

         1.6 The Amended Operating Agreement is hereby amended to provide that on the Release Date Sellers shall cease to be Members of the Company and Buyer shall succeed to Sellers' membership Interests in and rights and obligations relating to the Company, including, without limitation, all of their rights


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and obligations under the Amended Operating Agreement; provided that Sellers'
rights and obligations pursuant to Article X thereof shall survive. Buyer shall be entitled to all earnings and cash flow of the Company as of and after 12:01 a.m. on January 1, 1996 (the "Effective Time") and there shall be no Make Whole or any obligation of Buyer to Sellers with respect to the earnings and cash flow of the Company for the period prior to the Effective Time (other than the amount set forth in the Subordinated Note, which amount Sellers and Buyer agree is the total amount to which Sellers are entitled in respect of such period). The Amended Operating Agreement is hereby further amended to provide that, as of the Release Date, all distributions, items of income, gain, loss, deductions or credits in respect of the Company from January 1, 1996 to the Release Date will be allocated to the remaining Members (i.e. Buyer and AAG). Each Member consents to the foregoing amendments by means of its signature hereto.

         Except as set forth herein, the related letter dated as of October 6, 1995 between the parties (the "Side Letter") and the Option Agreement shall terminate effective as of the Effective Time. On the Release Date, neither Sellers nor Buyer shall have any rights, benefits, privileges, liabilities, responsibilities or obligations under the Side Letter (including, without limitation, with respect to payments of Service Fees (as defined in the Side Letter)) or the Option Agreement, provided

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that, the provisions of (i) Section 5 of the Side Letter shall survive with respect to claims brought prior to the Release Date and (ii) the second sentence of Section 14 shall survive in perpetuity. On the Release Date, the Guarantor Obligations referred to under the Intercreditor Agreement shall be deemed to have been discharged in full, and the Guaranties and Security and Pledge Agreements contemplated thereby shall be terminated. Notwithstanding anything to the contrary herein, Interpublic Game Shows, Inc. shall continue to have its rights and obligations under, and in accordance with the terms of, the Network License Agreement and the Network Production Agreement (unless and until released by the Company and TPIR LLC) including, without limitation, AAG's obligation to reimburse Interpublic Game Shows, Inc. for its out-of-pocket expenses, administrative costs and its organizational expenses to the extent set forth therein.

         1.7 In the event the conditions specified in Section 1.2 are not satisfied, or the Release Date does not occur before August 13, 1996, this Agreement shall be terminated and the amendments made to the Amended Operating Agreement shall be null and void. In that event, the Cash Portion (and all earnings thereon), the $12,500,000 Note and the Subordinated Note shall be returned by the Escrow Agent to Buyer.

         1.8 Each party hereto shall, and shall cause their respective affiliates to, take such actions as are reasonably requested by the other party to effectuate the intent of this

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Agreement, including entering into an appropriate amendments to the Amended
Operating Agreement, the Intercreditor Agreement and the documents contemplated thereby.

         Section 2. Restriction on Transfer

         2.1 Buyer represents and agrees that the Interests to be purchased by it hereunder are being and will be acquired by it for its own account for investment and without a view to distribution thereof, except in accordance with law.

         2.2 Buyer understands and agrees: (i) that in reliance upon its representation, the sale of Interests deliverable to it pursuant to this Agreement will not be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Rules and Regulations thereunder (such Act and Rules and Regulations being herein collectively called the "Act") and will be delivered to it in reliance upon an exemption from such registration; and (ii) that Buyer must hold the Interests so received indefinitely unless such Interests are subsequently registered under the Act or an exemption from such registration is available with respect to such Interests.

         Section 3. Certain Representations, Warranties and Covenants.

         (A) Buyer represents and warrants to Sellers that (i) Buyer is a corporation duly incorporated and in good standing under the laws of the State of Delaware; (ii) this Agreement has been duly authorized by all necessary corporate action on the part of Buyer and constitutes a legal, valid and binding obligation of Buyer,

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enforceable in accordance with its terms; (iii) Buyer is not subject to or obligated under any provision of (A) its Restated Certificate of Incorporation or By-Laws, (B) any contract (other than any necessary consent under Buyer's senior credit facilities which shall be obtained at or prior to the Closing or the Option Closing, as the case may be), (C) any license, franchise or permit, or (D) any order, judgment or decree, which would be breached or violated by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby; and (iv) other than in connection with or in compliance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the HSR Act (if any) and the securities or blue sky laws of the various states, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Buyer for the consummation by Buyer of the transactions contemplated by this Agreement.

         (B) Sellers represent and warrant to Buyer that (i) each Seller is a corporation duly incorporated and in good standing under the laws of its state of incorporation; (ii) this Agreement has been duly authorized by all necessary corporate action on the part of Sellers and constitutes a legal, valid and binding obligation of Sellers, enforceable in accordance with its terms; (iii) Sellers are not subject to or obligated under any provision of (A) their respective certificates of incorporation or by-laws,

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(B) any contract (other than the Intercreditor Agreement), (C) any license, franchise or permit, or (D) any order, judgment or decree which would be breached or violated by its execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; (iv) other than in connection with or in compliance with the provisions of the Exchange Act, the HSR Act (if any), and the securities or blue sky laws of the various states, no authorization, consent or approval of, or any filing with, any public body or authority is necessary for consummation by Sellers of the transactions contem plated by this Agreement; (v) the Interests are not subject to any lien, encumbrance, security interest, charge, option or warrant other than pursuant to this Agreement; and (vi) when delivered by Sellers to Buyer, good, legal and valid title in and to Sellers' Interests will be vested in Buyer, free and clear of any claims, liens, encumbrances, security interests and charges of any nature whatsoever (other than any such claims, liens, encumbrances, security interests and charges created solely by actions of Buyer).

         (C) The Amended Operating Agreement is hereby amended so that the transactions subject to this Agreement are not subject to the provisions on "Transfers" set forth in Article VI of such agreement and each Member consents to such an amendment by means of its signature hereto. After the Release Date, Buyer and AAG shall be the sole Members of the Company.


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         Section 4. Escrow Agent

         For its services hereunder, the Escrow Agent shall be entitled to receive reasonable compensation. The compensation and expenses of the Escrow Agent, and the fees and expenses incurred in connection with establishing the escrow, shall be borne by Buyer. The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement. The Escrow Agent may rely and shall be protected in acting or refraining from acting in reliance upon the opinion of counsel or upon any written notice, certificate, request, instrument, waiver, consent, paper or other document believed in good faith by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be responsible for the sufficiency, correctness or genuineness as to form, manner of execution or validity of any documents presented to it hereunder by any such parties. The Escrow Agent will otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind unless the same was caused by the willful misconduct or negligence of the Escrow Agent. Buyer, AAG and the Sellers shall jointly and severally indemnify and hold harmless the Escrow Agent for any and all actual loss, damage or liability, and all actual expense (including without limitation reasonable legal costs and fees; including the costs of an appeal from an adverse

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judgment relating to the same incurred by the Escrow Agent), except to the extent arising out of the negligence or willful misconduct of the Escrow Agent, incurred, arising out of, or in connection with, its entering into or performing its duties under this Agreement. The Escrow Agent shall perform only such duties as are expressly set forth in this Agreement. The Escrow Agent may resign and may be discharged from its duties or obligations hereunder by giving at least 30 days' notice in writing of such resignation to Sellers and Buyer specifying the date when such resignation shall take effect (which shall not be prior to the appointment of a successor Escrow Agent). Buyer shall following such notice designate a successor Escrow Agent which shall be a commercial bank located in either Los Angeles or New York reasonably satisfactory to Interpublic and Buyer.

         Section 5. Notices

         Any notice, waiver, demand or other communication required or permitted by this Agreement must be in writing and shall be deemed to have been given and received (i) if delivered by messenger: when delivered, or (ii) if mailed: on the third (3) business day after deposit in the United States mail, certified or registered postage prepaid, return receipt requested, or (iii) if telecopied: twenty-four hours after being dispatched by telecopy, but if such dispatch occurs after the normal business hours of the recipient, then at the next opening of business of the recipient, and in every case addressed to the party to be

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notified at the address or addresses set forth in the Amended Operating
Agreement, or at such other address as the party to be notified from time to time may notify the other parties mentioned above.

         Section 6. Miscellaneous.


                  6.1 If any action is brought to enforce or interpret any part of this Agreement or any other agreement or instrument provided for herein or the rights or obligations of any party to this Agreement or such other agreement or instrument, the prevailing party in such action shall be entitled to recover as an element of such party's costs of suit, and not as damages, a reasonable attorney's fee to be fixed by the court. The prevailing party shall be the party who is entitled to recover its costs or attorney's fees.

                  6.2 The laws of the State of New York shall govern the interpretation and effect of this Agreement. Each of the parties hereto irrevocably waives any objection it may now or hereafter have to the laying of venue in any such courts and any claim that any action or proceeding brought in any such courts has been brought in an inconvenient forum.

                  6.3 The parties agree that the rights set forth herein are unique and irreplaceable; that each of the provisions of this Agreement is necessary to assure that Buyer will have the full benefit of such rights as contemplated hereby; and that any failure of Sellers to deliver the Interests to Buyer in

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accordance with this Agreement or to perform Sellers' covenants and agreements herein contained would not be compensable by the award of money damages alone. Accordingly, the parties agree that this Agreement is specifically enforceable by Buyer and Sellers shall not assert or allege otherwise.

                  6.4 This Agreement (together with the Amended Operating Agreement and the documents contemplated thereby) embodies the entire understanding between the parties hereto with respect to the subject matter hereof and thereof, supersedes and merges all prior discussions or communications between them as to the matters covered herein and therein, and neither Seller nor Buyer shall be bound by any conditions, warranties or representa tions with respect to the subject matter hereof other than expressly stated in this Agreement or set forth in a writing signed by the Sellers and Buyer. This Agreement may be amended, modified or supplemented only by written instrument signed by the Sellers and Buyer and delivered to the Escrow Agent. This Agreement may be executed in two or more counterparts, which shall, in the aggregate, be signed by all parties hereto. Each counterpart shall be deemed an original instrument as against any party who has signed it.

                  6.5 Each party hereto shall cooperate with each other party and shall take such further action and shall execute and deliver such further documents as may be necessary or desirable

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in order to carry out the provisions and purposes of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

SELLERS:                                      BUYER:

THE INTERPUBLIC GROUP OF                      ALL AMERICAN COMMUNICATIONS,
     COMPANIES, INC.                               INC.


By: /s/ Thomas Volpe                          By: /s/ Thomas Bradshaw
    ---------------------------                   ---------------------------
    Name:                                         Name:
    Title:                                        Title:



INFOPLAN INTERNATIONAL, INC.                  ALL AMERICAN GOODSON, INC.


By: /s/ Thomas Volpe                          By: /s/ Thomas Bradshaw
    ---------------------------                   ---------------------------
    Name:                                         Name:
    Title:                                        Title:


Acknowledged and accepted:

U.S. TRUST COMPANY OF CALIFORNIA, N.A.

___________________________



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                                                                       Exhibit A

                                SUBORDINATED NOTE

$12,500,000                                              Los Angeles, California
                                                                 January 1, 1996

         For value received, All American Communications, Inc., a Delaware corporation, ("Buyer"), hereby promises to pay to the order of The Interpublic Group of Companies, Inc., a Delaware corporation ("Seller"), in lawful money of the United States of America in immediately available funds, at the office of Seller in New York, New York, the principal sum of $12,500,000.00 United States dollars (the "Principal Amount") on the date 365 days after the Release Date (as defined in Purchase Agreement between Buyer, All American Goodson, Inc., Seller and Infoplan International, Inc. effective as of January 1, 1996 (the "Purchase Agreement")) or such earlier date, if any, on which the Term Loan, as defined under the Credit, Security, Guaranty and Pledge Agreement dated as of April 13, 1995 (as amended from time to time, the "Credit Agreement") becomes due and payable (the "Maturity Date"); provided that Buyer shall pay the Principal Amount to Seller upon the occurrence of a Change in Management or a Change in Control of Buyer (as such terms are defined in the Credit Agreement).

         Buyer promises also to pay interest on the unpaid principal amount of this Note at a rate of seven percent (7%) per annum in like money at such office on the Maturity Date or at such earlier time as the Principal Amount becomes due and payable. This Note may be prepaid in whole or in part by Buyer at any time without penalty.

         This is one of the subordinated notes referred to in the Purchase Agreement. The indebtedness evidenced by this Note shall be, and hereby is, expressly subordinated to the Term Loan, and shall rank pari passu to Buyer's 6 1/2% Convertible Subordinated Notes due 2003.

         Buyer hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

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         This Note shall be construed in accordance with and be governed by the laws of the State of California.

                                               ALL AMERICAN COMMUNICATIONS, INC.

                                               By:______________________________
                                                   Title:





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                                                                       Exhibit B

                                SUBORDINATED NOTE

$2,800,409                                               Los Angeles, California
                                                                 January 1, 1996

         For value received, All American Communications, Inc., a Delaware corporation, ("Buyer"), hereby promises to pay to the order of The Interpublic Group of Companies, Inc., a Delaware corporation ("Seller"), in lawful money of the United States of America in immediately available funds, at the office of Seller in New York, New York, the principal sum of $2,800,409.00 United States dollars, which amount shall be reduced by the amount of the Tax Payment defined in the Purchase Agreement described below (as so reduced, the "Principal Amount") on the date 30 days after the earlier of April 13, 1999 or such earlier date, if any, on which the Term Loan, as defined under the Credit, Security, Guaranty and Pledge Agreement dated as of April 13, 1995 (as amended from time to time, the "Credit Agreement") becomes due and payable (the "Maturity Date"); provided that Buyer shall pay the Principal Amount to Seller upon the occurrence of a Change in Management or a Change in Control of Buyer (as such terms are defined in the Credit Agreement).

         Buyer promises also to pay interest on the unpaid principal amount of this Note at a rate of seven percent (7%) per annum in like money at such office on the Maturity Date or at such earlier time as the Principal Amount becomes due and payable. This Note may be prepaid in whole or in part by Buyer at any time without penalty.

         This is one of the subordinated notes referred to in the Purchase Agreement among Buyer, All American Goodson, Inc., Seller and Infoplan International, Inc. The indebtedness evidenced by this Note shall be, and hereby is, expressly subordinated to the Term Loan, and shall rank pari passu to Buyer's 6 1/2% Convertible Subordinated Notes due 2003.

         Buyer hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         This Note shall be construed in accordance with and be governed by the laws of the State of California.

                                               ALL AMERICAN COMMUNICATIONS, INC.

                                               By:______________________________
                                                  Title:




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